Exhibit 10.2

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of April 5, 2016, by and between TESARO, Inc., a Delaware corporation (the “Company”), and Johnson & Johnson Innovation-JJDC, Inc., a New Jersey corporation (the “Purchaser”).

The parties hereby agree as follows:

Section 1.         Purchase and Sale of Common Stock.

1.1       Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser, at a purchase price per share equal to $44.24, 1,130,198 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”).  The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2      Closing; Delivery.

(a)       The purchase and sale of the Shares (the “Closing”) shall take place concurrently with the execution and delivery of this Agreement.

(b)       At the Closing, the Company shall deliver to the Purchaser the Shares, registered in the name of the Purchaser, against payment of the purchase price therefor by wire transfer to a bank account designated by the Company to the Purchaser prior to the Closing.  The Company shall instruct its transfer agent to register the issuance of the Shares to the Purchaser as of the Closing and shall provide evidence of the same to the Purchaser.

1.3       Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)       “Affiliate” means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person; provided, that with respect to the Purchaser, the term “Affiliate” shall not include any employee benefit plan of Purchaser.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, in no event shall Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Purchaser or any of its Affiliates.

(b)       “Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Boston, Massachusetts generally are authorized or required by law or other governmental actions to close.

(c)       “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock, and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

(d)       “Collaboration Agreement” means the Collaboration and License Agreement, dated as of the date hereof, between the Company and Janssen Biotech, Inc., an Affiliate of Purchaser.

(e)       “Encumbrance” means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding, or obligation, whether written or oral, and whether or not relating in any way to credit or the borrowing of money.

(f)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time (except as provided herein).

(g)       “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

(h)       “Governmental Entity” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(i)       “Investor Agreement” means the Investor Agreement, in substantially the form attached hereto as Exhibit A, to be entered into by the Company and the Purchaser at the Closing.

(j)       “Laws” mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, treaties and decrees.

(k)       “Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that, individually, or in the aggregate with any such other facts, circumstances, changes, events, occurrences or effects, would have, or would reasonably be expected to have, a material adverse effect on the financial condition, business, properties, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole.

(l)        “NASDAQ” means the NASDAQ Global Select Market.

(m)      “Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

(n)      “Person” means any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(o)       “Securities Act” means the Securities Act of 1933.

(p)      “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock or of the membership interests is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

(q)      “Transaction Agreements” means this Agreement and the Investor Agreement.

(r)      “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

1.4       Construction.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof.  A reference to any party hereto includes such party’s permitted assignees and/or the respective successors in title to substantially the whole of such party’s undertaking. All references to “Sections,” “Schedules,” and “Exhibits” contained in this Agreement are, unless specifically indicated otherwise, references to sections, schedules, or exhibits of or to this Agreement.  The recitals, schedules and exhibits to this Agreement form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals, the schedules and exhibits to this Agreement.  As used in this Agreement, the following terms shall have the meanings indicated: (a) “day” means a calendar day; (b) “U.S.” or “United States” means the United States of America; (c) “dollar” or “$” means lawful currency of the United States; (d) “including” or “include” means “including without limitation”; and (e) references in this Agreement to specific laws includes the succeeding law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder.

Section 2.        Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date hereof:

2.1       Organization and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

2.2       Authorization.  The Company has the requisite corporate power and authority to enter into each of the Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of each of the Transaction Agreements, the issuance, sale and delivery of the Shares by the Company, the compliance by the Company with each of the provisions of each of the Transaction Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby (a) are within the corporate power and authority of the Company (including such approval and authorization by the Company’s Board of Directors required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws) and (b) have been duly authorized by all necessary corporate action of the Company.  Each of the Transaction Agreements have been duly and validly executed and delivered by the Company.  Assuming due authorization, execution and delivery by the Purchaser of the Transaction Agreements, each of the Transaction Agreements constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent such enforcement is limited by (i) any applicable bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief or other equitable remedies.

2.3       No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by the Company of any of the Transaction Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of its Subsidiaries; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not constitute a Material Adverse Effect; or (c) require any consent, Order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the “Consents, Approvals and Filings”) on the part of the Company or any of its Subsidiaries, except for (x) the consents, approvals and filings required under the Securities Act, the Exchange Act and applicable state securities Laws, (y) the consents, approvals and filings required under rules of NASDAQ, and (z) such other consents, approvals and filings which the failure of the Company or any of its Subsidiaries to make or obtain would not, individually or in the aggregate, constitute a Material Adverse Effect.  The Company is not in violation of any term or provision of its certificate of incorporation or by-laws, and, other than any violation that would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company is not in violation of any material term or provision of any agreement, indebtedness, mortgage, indenture, contract, Law or Order.

2.4       Broker’s Fee.  No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur at the Closing.

2.5      Capitalization.

(a)       The authorized Capital Stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of March 31, 2016, (x) 44,714,130 shares were issued and outstanding,  (y) 10,624,855 shares are reserved for issuance pursuant to the Company’s stock incentive plans, of which 7,043,553 shares are issuable upon the exercise of stock options outstanding and 537,295 shares are issuable pursuant to outstanding restricted stock unit awards, and (z) 5,728,119 shares of which have been initially reserved for issuance upon the conversion of the Company’s outstanding 3.00% convertible senior notes due 2021, plus such number as shares issuable upon adjustments as set forth in the applicable indenture (“Senior Notes”); and (ii) 10,000,000 shares of the Preferred Stock, par value $0.0001 per share, 0 shares of which are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(b)       Except as referred to in Section 2.5(a), there are (i) no authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued Capital Stock of the Company or any security convertible into or exchangeable or exercisable for Capital Stock of the Company, (ii) no outstanding debt or equity securities of the Company that upon the conversion, exchange, or exercise thereof would require the issuance, sale, or transfer by the Company of any new or additional Capital Stock of the Company (or any other securities of the Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for Capital Stock of the Company) other than the Senior Notes, (iii) no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire Capital Stock or other securities of the Company or its Subsidiaries, and (iv) no outstanding or authorized stock appreciation rights, phantom stock, stock rights, or other equity-based interests in respect of the Company.

(c)       The Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act.  The Common Stock is currently listed on NASDAQ.  The Company has not taken any action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ.  The Company has not received any notification that, and has no knowledge that, the SEC or NASDAQ is contemplating terminating such listing or registration.

2.6       Valid Issuance; No Registration.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3, (a) subject to the consents, approvals and filings described in Section 2.3, the Shares will be issued in compliance with all applicable federal and state securities laws and (b) no registration of the Shares under the Securities Act and any applicable state securities law is required for the offer and sale of the Shares to the Purchaser in the manner contemplated by this Agreement.

2.7      SEC Documents; Financial Statements; Internal Controls and Procedures.

(a)       The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) on a timely basis since January 1, 2015 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “SEC Documents”). Each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.  As of the date filed or furnished with the SEC, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

(b)       The consolidated financial statements (including all related notes and schedules) of the Company included in the SEC Documents, fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders’ equity for the respective periods then ended and were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods referred to therein (except as may be indicated therein or in the notes thereto).  Since January 1, 2015, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of NASDAQ.

(c)       The Company has designed and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and as necessary to permit preparation of financial statements in conformity with GAAP.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others in the Company or its Subsidiaries to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any material weaknesses in its internal control over financial reporting and (ii) any allegation of fraud that involves management of the Company or any other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures.  Since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls.

2.8       Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.9       Full Disclosure.  Other than the transactions that are the subject of this Agreement and the Collaboration Agreement, no material fact or circumstance exists that would be required to be disclosed in a current report on Form 8-K or in a registration statement filed under the Securities Act, were such a registration statement filed on the date hereof, that has not been disclosed in an SEC Document filed on or after January 1, 2014.

Section 3.        Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that the following representations are true and complete as of the date hereof:

3.1       Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to carry on its business as it is now being conducted.

3.2       Authorization.  The Purchaser has the requisite power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of the Transaction Agreements and the compliance by the Purchaser with each of the provisions of the Transaction Agreements (including the consummation by the Purchaser of the transactions contemplated hereby and, as applicable, thereby) (a) are within the requisite power and authority of the Purchaser and (b) have been duly authorized by all necessary action on the part of the Purchaser.  Each of the Transaction Agreements has been duly and validly executed and delivered by the Purchaser.  Assuming due authorization, execution and delivery by the Company of the Transaction Agreements, each of the Transaction Agreements shall constitute, a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent such enforcement is limited by (i) any applicable bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief or other equitable remedies.

3.3       No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by the Purchaser of any Transaction Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) result in a breach or a violation of, any provision of the articles of incorporation, bylaws or other organizational documents of the Purchaser or of the articles of incorporation, bylaws or other organizational documents of any of its Subsidiaries; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any provision of any agreement or other instrument to which the Purchaser is a party or pursuant to which the Purchaser or its assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to perform its obligations under any Transaction Agreement or to consummate the transactions contemplated hereby or thereby; or (c) require any Consents, Approvals and Filings on the part of the Purchaser, except for (y) the Consents, Approvals and Filings required under the

Exchange Act and applicable state securities Laws and (z) such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to perform its obligations under any Transaction Agreement or to consummate the transactions contemplated hereby or thereby.

3.4       Broker’s Fee.  No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur at the Closing.

3.5      Securities Law Matters.

(a)       The Purchaser is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

(b)       The Purchaser is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

(c)       The Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company, its Subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company’s management concerning the Company and the Shares.

(d)       The Purchaser understands that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be offered, sold or otherwise transferred unless (i) the Shares are offered, sold or transferred pursuant to an effective registration statement under the Securities Act, or (ii) the Shares are offered, sold or transferred pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)       Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

(f)       The principal offices of the Purchaser and the offices of the Purchaser in which it made its decision to purchase the Shares are located at the address set forth on the Purchaser’s signature page hereto.

3.6       Availability of Funds.  The Purchaser has sufficient funds to pay the purchase price pursuant to Section 1.1.

3.7       Legends.  The Purchaser understands that the Shares may be notated with one or all of the following legends:

(a)       “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”;

(b)       Any legend set forth in, or required by the Investor Agreement; or

(c)       Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

Section 4.         Covenants.

4.1       Public Announcements.  The Company and the Purchaser shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither party shall issue any such press release or make any such public statement with respect thereto without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that either party hereto may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or by the rules of NASDAQ, any other national securities exchange on which such party’s securities are listed or any automated quotation system on which such securities are quoted, provided that, to the extent time permits and to the extent legally permissible, any party issuing such a release or making such public statement has used all commercially reasonable efforts to consult with the other party prior thereto.

4.2       Confidential Information.  Except as may be required by applicable Law, any listing agreement with any applicable national or regional securities exchange, as required to be disclosed in filings or other submissions to Governmental Entities made to obtain necessary consents, approvals or filings, or pursuant to the terms and provisions of the existing confidentiality and non-use obligations of the parties, the parties will hold any non-public information exchanged between the parties in connection with this Agreement, the Investor Agreement, and/or the transactions contemplated hereby and thereby in confidence in accordance with the terms and provisions of the existing confidentiality and non-use obligations of the parties.

4.3       Legend Removal. The Company agrees that at such time as any legend set forth in Section 3.7 is no longer required, the Company will, no later than three (3) Business Days following receipt by the Company of (a) a written request by the Purchaser to the Company or the Company’s transfer agent to have such legend removed and (b) such customary representations, notices and other documentation as is reasonably requested by the Company or its transfer agent (including an opinion of securities counsel to the Purchaser, reasonably satisfactory to the Company and its transfer agent), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s stock records.  The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in Section 3.7.

Section 5.         Miscellaneous.

5.1       Survival of Warranties.  The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the Closing.

5.2       Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3       Governing Law.  This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5.4       Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6       Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.6.

5.7       No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.8       Expenses.  Each party shall pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

5.9       Waiver.   Waiver by the Company or the Purchaser of a breach hereunder by the Purchaser or the Company, respectively, shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10     Amendments.    Any term of this Agreement may be amended or terminated only with the written consent of the Company and the Purchaser.

5.11     Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.12     Entire Agreement.  This Agreement and the Investor Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing among the parties are expressly canceled.

5.13     Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

5.14     Exclusive Jurisdiction; Venue.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.14, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 5.6.

5.15     Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.15.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

TESARO, INC.

By:	/s/ Joseph L. Farmer
Name:	Joseph L. Farmer
Title:	Senior Vice President and General Counsel

Address:	1000 Winter Street
Suite #3300
Waltham, MA 02451

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

Johnson & Johnson Innovation-JJDC, Inc.

By:	/s/ Marian T. Nakada
Name:	Marian T. Nakada
Title:	VP Venture Investments

Address:	410 George Street
New Brunswick, NJ 08901

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Investor Agreement

See attached.

INVESTOR AGREEMENT

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of April 5, 2016, by and between TESARO, Inc., a Delaware corporation (the “Company”), and Johnson & Johnson Innovation-JJDC, Inc., a New Jersey corporation (the “Investor”).

WHEREAS, the Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Investor (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares (such shares, the “Purchased Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates; and

WHEREAS, simultaneously with the execution of the Purchase Agreement, the Company and Janssen Biotech, Inc., an Affiliate of the Investor, entered into the Collaboration Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.       Definitions. As used in this Agreement, the following terms shall have the following meanings:

1.1      “Affiliate” means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person; provided, that with respect to the Investor, the term “Affiliate” shall not include (a) any employee benefit plan of the Investor, (b) any officer or director of the Investor, (c) any officer or director of any Affiliate of the Investor, or (d) any stockholder of Johnson & Johnson.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

1.2      “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

1.3      “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act

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(i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

1.4      “Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Boston, Massachusetts generally are authorized or required by law or other governmental actions to close.

1.5      “Change of Control” shall occur if: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of the Company, or if the percentage ownership of such person or entity in the voting securities of the Company is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of the Company; (b) a merger, consolidation, recapitalization, or reorganization of the Company is consummated, other than any such transaction that would result in stockholders or equity holders of the Company immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than pursuant to the transaction described above or to an Affiliate; (d) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board); or (e) the sale or transfer to a Third Party of all or substantially all of the Company’s assets taken as a whole.

1.6      “Closing Date” means the date hereof.

1.7      “Collaboration Agreement” means the Collaboration and License Agreement, of even date herewith, between the Company and Janssen Biotech, Inc.

1.8      “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

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1.9      “Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

1.10    “Company” shall have the meaning set forth in the Preamble to this Agreement.

1.11    “Disposition” or “Dispose of” means any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

1.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.13    “Governmental Entity” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

1.14    “Investor” shall have the meaning set forth in the Preamble to this Agreement.

1.15    “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Entity.

1.16    “Lock-Up Term” means the period from and after the date of this Agreement until the occurrence of any event set forth in Section 4.2.

1.17    “Person” means any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

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1.18    “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

1.19    “Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

1.20    “SEC” means the United States Securities and Exchange Commission.

1.21    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.22    “Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

1.23    “Standstill Parties” shall have the meaning set forth in Section 2.1.

1.24    “Standstill Term” means the period from and after the date of this Agreement until the occurrence of any event set forth in Section 4.1.

1.25    “Third Party” means any Person (other than a Governmental Entity) other than the Investor, the Company or any of their respective Affiliates.

Section 2.          Restrictions on Beneficial Ownership.

2.1      Standstill. During the Standstill Term the Investor and its Affiliates (collectively, the “Standstill Parties”) shall not (and the Investor shall cause its Affiliates not to), without the prior written consent of the Board of Directors (or any committee thereof) of the Company, directly or indirectly:

(a)       acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, more than one percent (1%) of any class or series of any equity or convertible debt securities of the Company or any of its subsidiaries (whether by purchase, business combination, merger, consolidation, share exchange, joint venture or otherwise);

(b)       solicit proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to securities

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of the Company or initiate any stockholder proposal with respect to the Company;

(c)       seek to advise, control or influence the management, Board of Directors or policies of the Company or any of its subsidiaries, or take action for the purpose of convening a stockholders meeting of the Company, other than in the ordinary course of business with respect to (i) the Collaboration Agreement or (ii) any other commercial agreement between the Investor or an Affiliate of the Investor and the Company or any of its Affiliates;

(d)       make any proposal or any public announcement (including, for the avoidance of doubt, indirectly by means of communication with the press or media) relating to a tender or exchange offer for securities of the Company or any of its subsidiaries or relating to any business combination, acquisition, merger, consolidation, share exchange, sale of substantially all assets, liquidation, restructuring, recapitalization, or similar transaction involving the Company or its subsidiaries, or take any action that might require the Company to make a public announcement regarding any of the foregoing;

(e)       form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act (other than with the Investor’s Affiliates) for the purpose of acquiring, holding, voting or Disposing of securities of the Company or any of its subsidiaries or taking any other actions restricted or prohibited under clauses (a) through (d) of this Section 2.1, or take any steps in connection therewith; or

(f)        enter into any discussions, negotiations, arrangements or understandings with any Third Party (other than with the Investor’s Affiliates) with respect to any of the actions restricted or prohibited under clauses (a) through (e) of this Section 2.1.

Nothing in this Agreement shall restrict the Investor or any of its representatives from (1)(a) from the date of this Agreement until June 30, 2016, making a request directly to the Board of Directors of the Company for written consent to submit a proposal regarding a possible business combination involving the Company and the Investor or any of their respective Affiliates (a “Transaction”) directly to the Board of Directors of the Company on a confidential basis, which request shall be considered in good faith (provided that if the Company believes that the Investor has made a confidential proposal not meeting the requirements of clause (a), the Company will provide the Investor notice of such violation and the Investor shall have the opportunity to withdraw or otherwise negate such proposal to ensure compliance with the provisions of this Section 2.1), or (b) following June 30, 2016, making a proposal regarding a possible Transaction directly to the CEO or Board of Directors of the Company on a confidential basis, (2) acquiring or offering to acquire, seeking, proposing or agreeing to acquire any Third Party that owns any securities or assets of the Company or (3) acquiring any securities of the Company in connection with any mutual fund, pension plan or employee benefit plan managed on behalf of employees or

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former employees of the Company.

Section 3.         Restrictions on Dispositions.

3.1       Lock-Up. During the Lock-Up Term, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of any of the Purchased Shares; provided, however, that the foregoing shall not prohibit the Investor from (A) transferring Purchased Shares to an Affiliate of the Investor or (B) Disposing of any Purchased Shares in order to reduce the beneficial ownership of the Standstill Parties to 19.9%, or such lesser percentage as advised in good faith and in writing by the Investor’s certified public accountants that would not require the Investor to include in its financial statements its portion of the Company’s financial results, of the Shares of Then Outstanding Common Stock.

3.2       Certain Tender Offers. Notwithstanding any other provision of this Section 3, this Section 3 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (b) an issuer tender offer by the Company.

Section 4.         Termination of Certain Obligations.

4.1       Termination of Standstill Term. Section 2 shall terminate and have no further force or effect, upon the earliest to occur of:

(a)       May 29, 2017;

(b)       the date that the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or more than 50% of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise);

(c)       the date that any person commences a tender or exchange offer that, if consummated, would make such person (or any of its affiliates) the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of more than 50% of the Company’s equity securities;

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(d)       the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(e)       a liquidation or dissolution of the Company.

provided, however, that if Section 2 terminates due to clause (b) above and such agreement is abandoned or the transactions contemplated by the agreement are not consummated, the restrictions contained in Section 2 shall again be applicable until otherwise terminated pursuant to this Section 4.1.

4.2       Termination of Lock-Up Term. Section 3 shall terminate and have no further force or effect upon the earliest to occur of:

(a)       the date six (6) months after the Closing Date;

(b)       the expiration or earlier valid termination of the Collaboration Agreement;

(c)       the consummation by a Person or group of a Change of Control of the Company, which, in the case of a tender offer, shall be deemed to occur upon the commencement of a tender offer for all outstanding shares of Common Stock;

(d)       the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(e)       a liquidation or dissolution of the Company.

4.3       Effect of Termination. No termination pursuant to Sections 4.1 or 4.2 shall relieve any of the parties for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

Section 5.         Miscellaneous.

5.1       Governing Law; Submission to Jurisdiction. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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5.2       Waiver. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

5.3       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Exhibit A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.3.

5.4       Entire Agreement. This Agreement, the Purchase Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto, including the Mutual Non-Disclosure Agreement, dated December 29, 2015, between the Company and the Investor.

5.5       Amendments. Any term of this Agreement may be amended or terminated only with the written consent of the Company and the Investor.

5.6       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8       Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by an Investor; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

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5.9       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.10     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.11     Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

5.12     No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

5.13     Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

5.14     Specific Performance. The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

5.15     No Publicity. The parties hereto agree that the provisions of Section 4.1 of the Purchase Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions

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contemplated by the Purchase Agreement and this Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 4.1 of the Purchase Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

5.16     Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

5.17     Construction.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof.  A reference to any party hereto includes such party’s permitted assignees and/or the respective successors in title to substantially the whole of such party’s undertaking. All references to “Sections” and “Exhibits” contained in this Agreement are, unless specifically indicated otherwise, references to sections or exhibits of or to this Agreement.  The recitals and exhibits to this Agreement form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and exhibits to this Agreement.  As used in this Agreement, the following terms shall have the meanings indicated: (a) “day” means a calendar day; (b) “U.S.” or “United States” means the United States of America; (c) “dollar” or “$” means lawful currency of the United States; (d) “including” or “include” means “including without limitation”; and (e) references in this Agreement to specific laws includes the succeeding law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

TESARO, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

INVESTOR:

Johnson & Johnson Innovation-JJDC, Inc.

By:
Name:
Title:

EXHIBIT A

NOTICES

If to the Investor:

Johnson & Johnson Innovation-JJDC, Inc.

410 George Street

New Brunswick, NJ 08901

Attention: General Manager

with a copy to:

Johnson & Johnson Law Department

One Johnson & Johnson Plaza

New Brunswick, NJ 08534

Attention: General Counsel

If to the Company:

1000 Winter Street

Suite #3300

Waltham, MA 02451